Exhibit 99.1

FOR IMMEDIATE RELEASE
August 11, 2022	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FISCAL THIRD QUARTER ENDED JUNE 28, 2022

(GOLDEN, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today reported financial results for the fiscal third quarter ended June 28, 2022.

Key highlights of the Company’s financial results include:

•	Total Revenues increased 7.5% to $36.5 million for the quarter compared to the prior year third quarter and increased 13.9% to $103.0 million year-to-date compared to the prior year period

•	Total Restaurant Sales for Bad Daddy’s restaurants increased $2.8 million to $27.1 million for the quarter compared to the prior year third quarter and $13.1 million to $77.2 million year-to-date compared to the prior year period

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants increased 5.3% for the quarter compared to the prior year quarter and increased 14.0% year-to-date compared to the prior year period

•	Total Restaurant Sales for Good Times restaurants decreased $0.2 million to $9.1 million for the quarter compared to the prior year third quarter and decreased $0.6 million to $25.1 million year-to-date compared to the prior year period

•	Same Store Sales for company-owned Good Times restaurants increased 1.6% for the quarter compared to the prior year third quarter and decreased 0.6% year-to-date compared to the prior year period

•	Net Income (Loss) Attributable to Common Shareholders was $0.5 million for the quarter and Net Loss Attributable to Common Shareholders was $1.4 million year-to-date

•	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $1.7 million and $4.0 million year-to-date

Ryan Zink, the Company’s Chief Executive Officer, said, “This quarter continues to reflect the significant inflationary pressures facing the restaurant industry across the country. In Colorado, the labor market has been particularly competitive. Though our financial performance has declined year-over-year, we have sequentially held restaurant margins at Bad Daddy’s flat and improved margins at Good Times as we leveraged seasonally higher sales volumes despite continuing escalation of food cost and labor challenges. Inflationary pressures have outpaced not just our expectations, but those of experienced policymakers. We are firm in our commitment to providing great burgers to our customers with best-in-class hospitality, while charging only modestly above-average pricing relative to our direct competitors. To stay competitive, we have raised salaries and wages for our restaurant management and staffing to attract and retain qualified and talented team members.”

Mr. Zink concluded, “While we continue to be thoughtful and patient with Bad Daddy’s development, we have one lease in the final phase of negotiation that we expect to open in fiscal 2023 and have other restaurants in various stages of negotiation in the development pipeline. We’re seeing good results at the previously-franchised restaurant in Greenville, South Carolina that we acquired in March. We also continue to reinvest in our existing Bad Daddy’s restaurants, supporting growth, not just through new units, but through the ongoing average unit volume improvements we anticipate through the proper maintenance and management of our existing restaurants. Further, I am excited about the investments we are making at our Good Times restaurants. During the third quarter we installed new digital menu boards and lane timers at eight of our restaurants with the remainder of those expected to be completed in early fiscal 2023. These menu boards, coupled with new signage bearing our slightly modified, contemporized logo, and ongoing investments in customer-facing technology, communicate our relevance as a concept to a digital-first generation of guests.”

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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Fiscal 2022 and 2023 Outlook: Due to continuing uncertainty surrounding COVID-19, the war in Ukraine, and other impacts causing disruptions to the supply chain, and inflationary pressures, the Company is not, at this point, providing a financial forecast for the balance of fiscal 2022 or for fiscal 2023. Although all Bad Daddy’s dining rooms are currently open and capacity restrictions have been lifted in all locations, the possibility remains that mask mandates, temporary closures and/or capacity restrictions might be put in place with limited notice. Should such restrictions be mandated or should customer behaviors be altered by changing public health guidance, mask mandates, or perceptions related to COVID-19, the Company’s financial performance could be affected.

Conference Call: Management will host a conference call to discuss its 2022 third fiscal quarter financial results on Thursday, August 11, 2022 at 5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Matthew Karnes, its Senior Vice President of Finance.

The conference call can be accessed live over the phone by dialing (888) 210-2831, Conference ID 3024033. The conference call will also be webcast live, to access follow the link from the Company's website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, and licenses 42 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 31 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations, general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the disruption to our business from the COVID-19 pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 28, 2021 filed with the SEC, and other filings with the SEC. Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts

	Quarter Ended		Year-to-Date
	June 28, 2022 (13 Weeks)	June 29, 2021 (13 Weeks)	June 28, 2022 (39 Weeks)	June 29, 2021 (39 Weeks)
NET REVENUES:
Restaurant sales	$36,265	$33,701	$102,305	$89,777
Franchise revenues	232	245	705	657
Total net revenues	36,497	33,946	103,010	90,434

RESTAURANT OPERATING COSTS:
Food and packaging costs	11,767	9,989	32,450	26,037
Payroll and other employee benefit costs	12,295	11,261	35,027	29,787
Restaurant occupancy costs	2,383	2,183	7,088	6,533
Other restaurant operating costs	4,753	3,730	13,558	10,841
Preopening costs	0	301	50	420
Depreciation and amortization	993	938	2,990	2,797
Total restaurant operating costs	32,191	28,402	91,163	76,415

General and administrative costs	2,379	2,505	7,661	7,097
Advertising costs	807	597	2,260	1,616
Franchise costs	5	5	16	22
Impairment of long-lived assets	303	-	2,056	-
Gain on restaurant asset sale and lease termination	(9)	(9)	(666)	(28)
Litigation contingencies	-	-	332	-

INCOME (LOSS) FROM OPERATIONS:	821	2,446	188	5,312

Other Expenses:
Interest and other expense, net	(12)	(66)	(41)	(244)
Gain on debt extinguishment	0	11,778	0	11,778
Total other income (expense), net	(12)	11,712	(41)	11,534

NET INCOME BEFORE INCOME TAXES:	809	14,158	147	16,846

Provision for Income Taxes	(1)	-	(9)	-

NET INCOME:	$808	$14,158	$138	$16,846
Income attributable to non-controlling interests	(339)	(524)	(1,489)	(1,313)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$469	$13,634	$(1,351)	$15,533

NET (LOSS) INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.04	$1.07	$(0.11)	$1.22
Diluted	$0.04	$1.04	$(0.11)	$1.21

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,457,251	12,787,390	12,502,449	12,689,587
Diluted	12,560,658	13,076,635	12,502,449	12,793,915

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	June 28, 2022	September 28, 2021
Selected Balance Sheet Data
Cash and cash equivalents	$9,704	$8,856

Current Assets	$13,138	$11,444

Total assets	$90,054	$93,681

Current Liabilities	$13,571	$12,886

Stockholders’ equity	$29,463	$30,870

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Third Fiscal Quarter		Year-to-Date		Third Fiscal Quarter		Year-to-Date
	2022 (13 weeks)	2021 (13 weeks)	2022 (39 weeks)	2021 (39 weeks)	2022 (13 weeks)	2021 (13 weeks)	2022 (39 weeks)	2021 (39 weeks)
Restaurant sales	$27,172	$24,408	$77,210	$64,082	$9,093	$9,293	$25,095	$25,695
Restaurants open at beginning of period	40	37	39	37	23	24	24	25
Restaurants opened or acquired during period	0	1	1	1	-	-	-	-
Restaurants closed during period	-	-	-	-	-	-	1	-
Restaurants open at period end	40	38	40	38	23	24	23	25

Restaurant operating weeks	520.0	484.3	1535.0	1,446.3	299.0	312.0	922.0	942.0

Average weekly sales per restaurant	$52.3	$50.4	$50.3	$44.3	$30.4	$29.8	$27.2	$27.3

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.

	----------------------------------------------- Fiscal Quarter Ended (13 Weeks) -----------------------------------------------
	June 28, 2022		June 29, 2021		June 28, 2022		June 29, 2021		June 28, 2022	June 29, 2021
Restaurant sales	$27,172	100.0%	$24,408	100.0%	$9,093	100.0%	$9,293	100.0%	$36,265	$33,701
Restaurant operating costs (exclusive of depreciation and amortization and preopening, shown separately below):
Food and packaging costs	8,832	32.5%	7,257	29.7%	2,935	32.3%	2,732	29.4%	11,767	9,989
Payroll and benefits costs	9,296	34.2%	8,381	34.3%	2,999	33.0%	2,880	31.0%	12,295	11,261
Restaurant occupancy costs	1,684	6.2%	1,485	6.1%	699	7.7%	698	7.5%	2,383	2,183
Other restaurant operating costs	3,742	13.8%	2,939	12.0%	1,011	11.1%	791	8.5%	4,753	3,730
Restaurant-level operating profit	$3,618	13.3%	$4,346	17.8%	$1,449	15.9%	$2,192	23.6%	$5,067	$6,538

Franchise revenues									232	245
Deduct - Other operating:
Depreciation and amortization									993	938
General and administrative									2,379	2,505
Advertising costs									807	597
Litigation Contingencies									-
Franchise costs									5	5
Impairment of long-lived assets									303	-
Gain on restaurant asset sale									(9)	(9)
Pre-opening costs									-	301
Total other operating									4,478	4,337

Income (loss) from operations									$821	$2,446

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.

	----------------------------------------------- Year-to-Date Period Ended -----------------------------------------------
	June 28, 2022 (39 Weeks)		June 29, 2021 (39 Weeks)		June 28, 2022 (39 Weeks)		June 29, 2021 (39 Weeks)		June 28, 2022 (39 Wks)	June 29, 2021 (39 Wks)
Restaurant sales	$77,210	100.0%	$64,082	100.0%	$25,095	100.0%	$25,695	100.0%	$102,305	$89,777
Restaurant operating costs (exclusive of depreciation and amortization, and preopening, shown separately below):
Food and packaging costs	24,615	31.9%	18,494	28.9%	7,835	31.2%	7,543	29.4%	32,450	26,037
Payroll and benefits costs	26,450	34.3%	21,644	33.8%	8,577	34.2%	8,143	31.7%	35,027	29,787
Restaurant occupancy costs	5,011	6.5%	4,352	6.8%	2,077	8.3%	2,181	8.5%	7,088	6,533
Other restaurant operating costs	10,696	13.9%	8,448	13.2%	2,862	11.4%	2,393	9.3%	13,558	10,841
Restaurant-level operating profit	$10,438	13.5%	$11,144	17.1%	$3,744	14.9%	$5,435	19.8%	$14,182	$16,579

Franchise revenues									705	657
Deduct - Other operating:
Depreciation and amortization									2,990	2,797
General and administrative									7,661	7,097
Advertising costs									2,260	1,616
Litigation Contingencies									332
Franchise costs									16	22
Impairment of long-lived assets									2,056	-
Gain on restaurant asset sale									(666)	(28)
Pre-opening costs									50	420
Total other operating									14,699	11,924

Income (loss) from operations									$188	$5,312

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2022 and fiscal 2021, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

	Quarter Ended		Year-to-Date
	June 28, 2022 (13 Weeks)	June 29, 2021 (13 Weeks)	June 28, 2022 (39 Weeks)	June 29, 2021 (39 Weeks)
Adjusted EBITDA:
Net Income (Loss), as reported	$469	$13,634	$(1,351)	$15,533
Depreciation and amortization	951	925	2,933	2,745
Interest expense, net	12	67	41	245
Provision for income taxes	1	-	9	-
EBITDA	1,433	14,626	1,632	18,523
Preopening expense	-	301	50	420
Non-cash stock-based compensation	60	50	208	326
Asset Impairment	303	-	2,056	-
GAAP rent-cash rent difference	(103)	(108)	(286)	(280)
Loss (Gain) on restaurant asset sales and lease termination	(9)	(9)	(528)	(28)
One-time special allocation to Bad Daddy’s Partnerships	-	-	516
Gain on debt extinguishment		(11,778)		(11,778)
Litigation contingencies	-	-	332	-
Adjusted EBITDA	$1,684	$3,082	$3,980	$7,183

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.